Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES (SUBJECT TO THE PROVISIONS OF ARTICLE 6 BELOW), SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Issuer: AZIYO BIOLOGICS, INC., a Delaware corporation (the “Company”)

First Tranche Issuance Date: August 10, 2022

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SWK Funding LLC, a Delaware limited liability company, or its assignees (“Holder”), is entitled to purchase the number of fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as set forth herein, including the First Tranche Share and the Second Tranche Shares (collectively, the “Shares”), as applicable, at the Exercise Price per Share, as the same may be adjusted from time to time pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

Article 1.

DEFINITIONS

1.1            Definitions. For purposes of this Warrant, the following terms not defined specifically elsewhere herein, shall have the meanings ascribed thereto:

(a)            “Additional Advance” means an aggregate dollar amount equal to Four Million and No/100 Dollars ($4,000,000).

(b)            “Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(c)            “Credit Agreement” means that certain Credit Agreement dated as of August 10, 2022, by and among the Company, as the Borrower, SWK, as Agent for all Lenders, and the financial institutions party thereto from time to time, as Lenders.

(d)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)            “Exercise Price” means $6.65, as may be adjusted from time to time as provided herein.

(f)            “First Tranche Shares” means a number of shares of Common Stock equal to (i) One Million and Fifty Thousand Dollars ($1,050,000), divided by (ii) the Exercise Price.

(g)            “Second Tranche Issuance Date” means the date that the Lenders make the Additional Advance to the Company as provided in Section 2.2.2 of the Credit Agreement.

(h)            “Second Tranche Shares” means a number of shares of Common Stock equal to (i) Two Hundred Thousand Dollars ($200,000), divided by (ii) the Exercise Price.

(i)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(j)            “Termination Date” means the close of business on the seven (7) year anniversary of the First Tranche Issuance Date.

(k)            “Trading Market” means The Nasdaq Global Market.

Article 2.

EXERCISE

2.1            Method of Exercise. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Termination Date set forth above. Holder may exercise this Warrant by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the Company in accordance with Section 6.6 (or such other office or agency of the Company as it may designate by notice in writing to the Holder in accordance with Section 6.6). Unless Holder is exercising the cashless exercise right set forth in Section 2.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company in an amount equal to the aggregate Exercise Price for the Shares being purchased.

2.2            Cashless Exercise. In lieu of exercising this Warrant as specified in Section 2.1, Holder may from time to time exercise this Warrant, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Shares determined in accordance with the following equation:

where

X	=	the number of Shares purchasable upon a “cashless exercise” of the Warrant pursuant to the provisions of this Section 2.2;

A	=	the Fair Market Value (defined below) per share of Common Stock on the date of the “cashless exercise”;

B	=	Exercise Price per Share, as adjusted hereunder; and

C	=	the number of Shares as to which this Warrant is being exercised pursuant to the provisions of this Article 2.

If the foregoing calculation results in a negative number or zero, then no Shares shall be issued upon a “cashless exercise” pursuant to this Section 2.2. If the Holder does not agree with the Fair Market Value per share ultimately determined pursuant to Section 2.3(b) or Section 2.3(c), the Holder may, in its sole discretion (i) rescind the “cashless exercise”, (ii) pay the aggregate Exercise Price in the form of, at the Holder’s option, (1) a check payable to the Company or (2) a wire transfer of funds to an account designated by the Company, or (iii) proceed with the “cashless exercise” at the Fair Market Value per Share so determined. In the event that, upon the Expiration Date or other termination of this Warrant, as to any Share, the Fair Market Value of such Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 2.3 is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to this Section 2.2 as to all such Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

2.3            Fair Market Value. For purposes of this Warrant, the “Fair Market Value” of a Share as of a particular date (the “Determination Date”) shall mean:

(a)            If the Common Stock is then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, the fair market value of a Share shall be the closing price per share of Common Stock reported on the principal such exchange, system or market for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company.

(b)            If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then the fair market value of a Share shall be equal to all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, assuming for the purposes of this clause (b) that all of the shares of Common Stock then issuable upon exercise of all in-the-money options, warrants and other exercisable or convertible rights or other securities outstanding at the Determination Date.

(c)            If the Common Stock is not then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, then the Board of Directors of the Company (the “Board”) shall determine the fair market value of a Share in its reasonable good faith judgment.

2.4            Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant and, if applicable, the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired (or, if the Common Stock is uncertificated, evidence of the book-entry position) and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing a warrant to purchase the Shares not yet acquired.

2.5            Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver a replacement Warrant.

2.6            Sale, Merger, or Consolidation of the Company. For the purpose of this Warrant, “Acquisition” means any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Exercise Price shall be adjusted accordingly; provided, however, that (i) in the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and, as to any Share, the fair market value of such Share as determined in accordance with Section 2.3 above would be greater than the Exercise Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Article 2 above as to all such Shares, then (A) this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 2.2 above as to all such Shares for which it has not been previously exercised effective immediately prior to and contingent upon the consummation of such Cash/Public Acquisition and (B) in connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 5 of the Warrant as the date thereof (which representations and warranties shall also pertain, as applicable, to the applicable Marketable Securities as well as the issuer thereof) and the Company shall promptly notify the Holder of the number of Shares (or such other Marketable Securities) issued upon exercise, and (ii) in the event of a Cash/Public Acquisition where, as to any Share, the fair market value of such Share as determined in accordance with Section 2.3 above would be less than the Exercise Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition as to all such Shares. “Marketable Securities” means securities meeting all of the following requirements: (1) the issuer thereof is then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (2) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (3) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

Article 3.

ADJUSTMENTS TO THE SHARES.

3.1            Stock Dividends, Splits, Etc. If the Company, at any time while this Warrant is outstanding: (a) pays a dividend on the Shares payable in Common Stock, (b) subdivides the outstanding Shares into a greater number of Shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case (i) the Exercise Price will be adjusted by multiplying such Exercise Price then in effect by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such event (excluding treasury shares, if any), and the denominator of which equals the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any), and (ii) the number of Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction. Such adjustments will take effect on the effective date of such dividend, subdivision, combination or issuance by reclassification, as the case may be. The provisions of this Section 3.1 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, recapitalizations and reorganizations.

3.2            Fractional Shares. No fractional Shares shall be issuable upon exercise of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

3.3            Certificate as to Adjustments. Upon any adjustment pursuant to this Article 3, including any adjustments to the Exercise Prices or number of Shares that are exercisable under this Warrant, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its officer setting forth such adjustment and the facts upon which such adjustment is based.

Article 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

4.1            Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a)            The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)            This Warrant constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant and the issuance of the Shares upon exercise of this Warrant.

(c)            All Shares which may be issued upon the exercise of this Warrant shall at all times during the term hereof and prior to exercise in full hereof be duly reserved out of the Company’s authorized and unissued capital stock for issuance upon exercise hereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

4.2            No Shareholder Rights; Preemptive Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant. The Shares for which this Warrant is exercisable shall at all times be free from preemptive rights and any other rights (or the Company shall have received a valid waiver from all such holders of any such rights) that would prevent the exercise of this Warrant in full by the Holder.

4.3            Valid Issuance. The Company shall take all steps necessary to ensure that all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free of any liens and encumbrances, and issued to the Holder without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or similar quotation system upon which the Shares may be listed, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

Article 5.

REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

5.1            Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution in violation of applicable securities laws. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

5.2            Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

5.3            Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

5.4            Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

5.5            The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

Article 6.

MISCELLANEOUS.

6.1            Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

6.2           Legends.      This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

6.3            Compliance with Securities Laws on Transfer. This Warrant and/or the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee, and in connection with any proposed transfer of this Warrant or the Shares to any Person other than an Affiliate of the Holder, the transferor shall, if reasonably requested by the Company, deliver a legal opinion of counsel to the transferor (at the transferor’s expense).

6.4            Registration Rights. In the event that the Company, at any time prior to the Termination Date, proposes to file on behalf of any stockholder or warrantholder a registration statement under the Act on any form (other than a registration statement on Form S-4 or Form S-8) to specifically register the shares or warrant shares held by such stockholder or warrantholder and naming such stockholder or warrantholder therein, the Company shall provide written notice to the Holder as soon as practicable of such proposed filing, but in no event shall such written notice be given to the Holder later than ten (10) days prior to the date that the Company intends to file such registration statement, and, subject to the receipt by the Company of any information of the Holder reasonably required to be included in the registration statement, the Holder shall have the right, in its discretion, to include the Shares of the Holder in such registration statement at the Company’s expense; provided, however, that the Holder shall have no such right with respect to any Shares that cannot be registered on such registration statement, as a result of the rules and regulations of the Securities and Exchange Commission. All legal and other fees and expenses incurred by the Holder in connection with such registration shall be borne by the Holder. The Holder shall not, in connection with any such registration, provide any information to the Company that contains any untrue statement of a material fact or fail to state a material fact required to be stated or necessary to make the statements provided to the Company not misleading, in light of the circumstances in which they were made. The rights of the Holder contained in this Section 6.4 shall terminate upon the earliest to occur of: (a) immediately before the closing of an Acquisition; (b) such time as Securities and Exchange Commission Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Shares without limitation during a three-month period without registration; and (c) the Termination Date.

6.5            Transfer Procedure. Subject to the provisions of Section 6.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

6.6            Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail or by overnight courier, postage prepaid (or on the first business day after transmission by email), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time.

All notices to Holder shall be addressed as follows until the Company receives notice of a change in address in accordance with this Section 6.6:

SWK Funding LLC

Attn: Chief Executive Officer

14755 Preston Road, Suite 105

Dallas, TX 75254

Telephone: 972-687-7250

Email: [XXX]

With a copy (which shall not constitute notice) to:

Holland & Knight LLP
200 Crescent Ct., Suite 1600
Dallas, TX 75201
Telephone: 214-964-9500
Email: [XXX]

Attention: [XXX]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address in accordance with this Section 6.6:

Aziyo Biologics, Inc.,
12510 Prosperity Drive, Suite 370
Silver Spring, Maryland 20904
Attention: [XXX]
Email: [XXX]

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116

Attention: [XXX]

Email: [XXX]

6.7            Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

6.8            Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

6.9            Counterparts; Electronic Signatures. This Warrant may be executed in counterparts with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute a single agreement. Further, the parties hereto consent and agree that this Warrant may be signed and/or transmitted by e-mail of any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties hereto and reasonably available at no undue burden or expense to the Agent), except to the extent the Agent requires otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. No party hereto shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of e-mail or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

6.10            Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the day and year first above written.

COMPANY:

AZIYO BIOLOGICS, INC.,
a Delaware corporation

By:	/s/ Matt Ferguson
Name:	Matt Ferguson
Title:	Chief Financial Officer

[Signature Page to Warrant]

HOLDER:

SWK FUNDING LLC

By: SWK Holdings Corporation,
its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Chief Executive Officer

[Signature Page to Warrant]

APPENDIX 1

NOTICE OF EXERCISE

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___     ________ First Tranche Shares or Second Tranche Shares, as applicable covered by such Warrant.

___     The undersigned herewith makes payment of the full purchase price for such Shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___      the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2, to exercise this Warrant with respect to _______ Shares (using a Fair Market Value of $_______ per Share for purposes of this calculation) purchasable pursuant to the cashless exercise procedure set forth in Section 1.2.

The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to                                                                                     whose address is                                                                                                                                                                                                                                                                 .

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1-1